Exhibit 99.1

Management Presentation February 2010

Notice on Forward Looking Statements This presentation as well as oral statements made by officers or directors of Allegiant Travel Company, its advisors and affiliates (collectively or separately, the "Company") will contain forward-looking statements that are only predictions and involve risks and uncertainties. Forward-looking statements may include, among others, references to future performance , future growth and any comments about our strategic plans. There are many risk factors that could prevent us from achieving our goals and cause the underlying assumptions of these forward-looking statements, and our actual results, to differ materially from those expressed in, or implied by, our forward-looking statements. These risk factors and others are more fully discussed in our filings with the Securities and Exchange Commission. Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise. The Company cautions users of this presentation not to place undue reliance on forward looking statements, which may be based on assumptions and anticipated events that do not materialize.

Highlights $mm Highly profitable: 2009 21.6% pre-tax margin Profitable last 28 quarters(1) $154mm 2009 EBITDAR(2) Very strong balance sheet: More cash than debt Ample liquidity 2009 free cash flow $120mm(2) Healthy growth (ASMs): 2006-2009 CAGR 24% 5 yr forward CAGR 15% Revenue Pre-tax Profit Pre-tax Margin (1) Excluding non-cash mark-to-market hedge adjustments and 4Q06 one-time tax adjustment (2) See GAAP reconciliation in Appendix EBITDAR

Best Margins Pre-tax margins Industry-leading margins in all environments Recession Runaway Oil “Normal”

# Strong Balance Sheet

## Aircraft growth from internal resources

### ALGT debt, cash & aircraft growth



($MM)
Cumulative share buyback ($mm)→
17
42
250
200
150
100
50
0
231
175
171
136
73
72
65
46
2006
2007
2008
2009
Owned (3) Aircraft
22
28
41
42
Total Debt
Cash & Short-Term Investments

### 2009 adjusted net debt/LTM revenues(1)(2)



120%
100%
80%
60%
40%
20%
0%
-20%
-40%
95%
97%
21%
-31%
ALGT
LUV
JBLU(4)
AAI(4)

Source: Company financials

(1) All data based on reported LTM ending 12/31/2009 except JetBlue & AirTran
(2) Quarter-end adjusted debt equals total debt plus LTM aircraft rent capitalized at 7.0x; Adjusted net debt equals adjusted debt less unrestricted cash and short-term investments
(3) End of the period data; includes aircraft on capital leases and owned aircraft on lease to third parties
(4) JetBlue and AirTran data is from LTM ending 9/30/2009

allegiant

4

We Love Our Shareholders Change in fully-diluted share count, 1Q07 to 4Q09 Management’s interests aligned with other shareholders thru significant ownership stakes

Nationwide Network Published(1) February 28, 2010 schedule: 135 routes, 46 operating aircraft 57 small cities 11 leisure destinations, 7 bases (Grand Rapids will be the 8th) 1) As of January 22, 2010

Best Costs – 2009 Per Pax Cost / pax vs. stage length (1)(2) Cost / pax, ex-fuel vs. stage length (1)(2) We expect flat 2010 ex-fuel costs Source: Financial reports of the companies, with the exception of Spirit, which is DOT Form 41 (1) Special charges and other one-time items are excluded (2) Vertical axis= cost per pax, horizontal axis = aircraft stage length in miles (3) Spirit data YE3Q09

Unique Revenue Approach Non-traditional markets Aggressive capacity management Ancillary revenue Own reservation platform Closed distribution system Pricing power

Non-Traditional Markets Small, underserved (and sometimes unserved) markets Value proposition: Nonstop Local airport (avoid multi-hour drive) Big airplane Low, low fares Third-party sales Little to no competition Only 7% of routes (9 of 135) have competition 97% seat share on our routes in 1Q10 Stimulation of previously overlooked markets

Avg. daily scheduled flights by month(1) Aggressive Capacity Management 2008 2007 2009 July 2008 High Fuel Price (1) Published schedules thru April 2010 2010E March > 8 block hours Sept ~ 4.5 block hours

Ancillary Revenue Air-related charges, $29/pax in 2009, a la carte pricing (bags, seats, etc) Third party products, $4/pax in 2009 3.5% of 2009 revenues, 16.4% of pre-tax Merchant model – wholesale price from hotel or rental car, we set the retail price Corporate focus on driving significantly more hotel sales Hotel room-nights up 24% 2009 over 2008 to over 530K Not just an airline

Own Reservation System Vast majority of airlines use system owned by third party - GDS (e.g. Sabre) or new gen LCC system (such as Open Skies) Software enhancements driven by consensus Encourages commoditization – all can offer same products We can offer a differentiated product Uniquely (and quickly) tailored to meet our changing needs Key to our ancillary revenue strategy Only airline system with capability to bundle hotels and cars using merchant model and with the ability to handle any unbundling fees we can conceive Allegiant Information Systems (AIS) - key differentiator

Distribution Can only buy Allegiant air service from one source...Allegiant! Maximizes eyeballs of highly desirable customers on one website and creates revenue opportunities from: Sale of third party products Better CRM opportunities Advertising Very focused on monetizing brand value For air, lowest costs lets us charge lowest fares (with or without competition) – it’s the easy part Key is to leverage the brand equity we have developed – 97% approval ratings – and drive other revenue through our portal www.allegiantair.com Closed distribution is critical

# 2010 Agenda

## Recent events

- $25mm share repurchase authority – YE09 cumulative buyback $42mm
- Just picked up two Long Beach (California) slots – stay tuned!
- Announced Grand Rapids as a new "small city" base
  - Allows us to test a half-dozen new destinations
- Orlando International entry
- Buying 20 aircraft from SAS in the first three quarters of this year
  - Adding at least 15 MD-80 aircraft in 2010 and 2011
    - At least 52 aircraft in service by YE2010, ~60 by YE2011
    - All but two of YE2010 aircraft will be owned
  - Five aircraft will be parted out for engines and other spares
  - 2009 EBITDAR/avg aircraft ~ $3.6 mm or approx cost of an MD-80 allegiant

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Network Evolution Geographic diversity Destination Markets 1Q10 departures Y/Y change Las Vegas 39 33.9% 0.3% Orlando 31 23.4% -4.2% Phoenix 20 14.7% +36.8% St. Petersburg 20 14.3% -3.1% SoCal 11 5.8% N/M Other 14 8.0% +13.6%

Growth – Same Store Departures True same-store departure growth for a given month excludes: Routes flown in this year but not prior year or vice versa Routes flown for a partial month in one or more of prior or this year Room for capacity upside in 2Q10 3Q TRASM -22.0% 4Q TRASM -9.8%

Guidance Post-January update January 2010: RASM change -2% TRASM change -2% change in total fare +1% fuel price $2.13/gal fuel cost/passenger $40 1Q10 RASM change >0% 1Q10 TRASM change >0% 1Q10 total fare change >0%

Summary Superior results Sustained profitability Highly adaptable High growth Strong balance sheet Experienced management team Creating shareholder value

Appendix

GAAP Reconciliation 2009 Free Cash Flow $120mm = Operating Income of $122mm + Depreciation & Amortization of $30mm - Capital expenditures of $32mm 2009 EBITDAR ($154mm)/2009 Average Aircraft (42.7) = $3.6mm $mm 2009 2008 2007 2006 Net Income 76 35 32 9 +Provision for Income Taxes 44 20 19 7 +Other Expenses 2 1 -7 7 +Depreciation and Amortization 30 23 16 10 +Aircraft Rent 2 3 3 5 =EBITDAR 154 82 63 38